EXHIBIT 99.1

Celebrating 50 years

FOR IMMEDIATE RELEASE

Panavision Names Ross Landsbaum Chief Financial Officer and Executive Vice President Former Miramax CFO to Join Company October 17th

Woodland Hills, CA, October 5, 2005 – Panavision, the worldwide market leader in the design, manufacture and rental of camera systems for production of motion pictures, television series and television commercials, announced today that Ross Landsbaum will join the company effective October 17, 2005, as Executive Vice President and Chief Financial Officer. Landsbaum joins Panavision from Miramax, where he most recently served as Executive Vice President, Finance and Operations, and Chief Financial Officer.

Bobby Jenkins, Panavision’s current Executive Vice President and Chief Financial Officer, will not be renewing his contract with the Company as he and his family have decided to return to the East Coast. Mr. Jenkins will assist in the transition during the remainder of 2005.

Bob Beitcher, President and CEO of Panavision said, “Bobby Jenkins has been a very significant asset to our business in the past few years and we’ll miss his many contributions. We wish Bobby and his family all the best in their decision to move to Virginia. At the same time, we are fortunate to have someone of Ross Landsbaum’s experience and capabilities join our management team as the Executive Vice President and Chief Financial Officer. With his exposure to the studio side of the business, Ross will be in a position to contribute immediately to our financial and operating strategies.”

About Panavision (www.panavision.com)
Founded in 1954, Panavision Inc. is a leading designer and manufacturer of high-precision camera systems, including both film and digital cameras, and lenses and accessories for the motion picture and television industries. Panavision systems are rented through its domestic and internationally owned and operated facilities and agent network. Panavision also supplies lighting, grip and crane equipment for use by motion picture and television productions.

Forward Looking Statements:
This press release contains forward-looking statements that reflect management’s current assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Panavision cautions investors that forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those projected, stated, or implied by the forward-looking statements and investors are cautioned not to place undue reliance on any forward-looking statements. Further, Panavision encourages investors to read the summary of its critical accounting policies included in the Annual Report on Form 10-K for the year ended December 31, 2004 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies,” as such discussion may be modified or supplemented by subsequent reports that Panavision files with the Securities and Exchange Commission.

In addition to factors described in its Securities and Exchange Commission filings and elsewhere, the following factors could cause actual results to differ materially from those expressed in any forward-looking statements made by Panavision: (a) a significant reduction in the number of feature film, commercial or series television productions; (b) competitive pressures arising from changes in technology, changing customer requirements, price competition, evolving industry standards or improvements in and the expansion of product offerings of competitors; (c) unfavorable foreign currency fluctuations; (d) lower-than-expected cash flows from operations; (e) difficulties or delays in developing and introducing new products or failure of customers to accept new product offerings; (f) difficulties or delays in implementing improvements in operating efficiencies; (g) the inability to secure capital contributions or loans from affiliates, refinance indebtedness or sell equity securities; or (h) significant increases in interest rates.

Forward-looking statements speak only as of the date they are made, and except for its ongoing obligations under the U.S. federal securities laws, Panavision undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

For more information contact: Suzanne Lezotte Tel: 818-316-2233 e-mail: suzanne_lezotte@panavision.com